As filed with the Securities and Exchange Commission on June 22, 1999.
                                                Registration No. 333- _______
===============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                         -------------------------

                                 FORM S-3
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         -------------------------

                        OMNI Energy Services Corp.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   Louisiana               4500 NE Interstate 49              72-1395273
(STATE OR OTHER          Carencro, Louisiana 70520         (I.R.S. EMPLOYER
JURISDICTION OF              (318) 896-6664              IDENTIFICATION NUMBER)
INCORPORATION OR       (ADDRESS, INCLUDING ZIP CODE,
 ORGANIZATION)     AND TELEPHONE NUMBER, INCLUDING AREA
                     CODE, OF REGISTRANT'S PRINCIPAL
                            EXECUTIVE OFFICES)

                         -------------------------


    John H. Untereker                                   Copy to:
Executive Vice President and                      Lisa Manget  Buchanan
  Chief Financial Officer                    Jones, Walker, Waechter, Poitevent,
OMNI Energy Services Corp.                      Carrere & Denegre, L.L.P.
 4500 NE Interstate 49                                 51st Floor
Carencro, Louisiana  70520                       201 St. Charles Avenue
    (318) 896-6664                           New Orleans, Louisiana 70170-5100
(NAME, ADDRESS, INCLUDING ZIP                        (504) 582-8000
 CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT
      FOR SERVICE)


                         -------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after the effective date of this registration statement

                         -------------------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

=========================================================================================================
                       CALCULATION OF REGISTRATION FEE
=========================================================================================================


  TITLE OF EACH                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
CLASS OF SECURITIES              AMOUNT TO BE     OFFERING PRICE        AGGREGATE            AMOUNT OF
 TO BE REGISTERED                REGISTERED(1)     PER SHARE(2)      OFFERING PRICE(2)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
per share                        80,000 shares       $4.28125           $342,500                $96

=========================================================================================================

(1) Also registered hereby are such additional and indeterminable number of shares as may become issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on June 14, 1999.

                         -------------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         OMNI ENERGY SERVICES CORP.


                                 PROSPECTUS

                                COMMON STOCK


     This Prospectus relates to 80,000 shares of our Common stock that may be offered from time to time by the selling shareholder described herein. Information regarding the selling shareholder is set forth herein under the heading "Selling Shareholder."

     Our common stock is traded on the Nasdaq National Market under the symbol "OMNI."

     The selling shareholder may sell the shares from time to time in ordinary brokerage transactions on the Nasdaq National Market or such principal securities exchange on which the common stock is then trading at prices prevailing at the time of such sales. From time to time the selling shareholder may engage in short sales, or short sales against the box, of the shares. Brokers executing orders are expected to charge normal commissions, and the proceeds to the selling shareholder will be net of brokerage commissions.

     We are paying all expenses of registration incurred in connection with this offering. All selling and other expenses incurred by the selling shareholder will be paid by him.

     We will not receive any proceeds from the sale of the shares sold pursuant to this prospectus.

     On June 14, 1999, the last reported sale price of our common stock on the Nasdaq National Market was $4.375 per share.

     See "Risk Factors" beginning on page 3 for information that you should consider before purchasing the shares.


                         -------------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------


                  THE DATE OF THIS PROSPECTUS IS JUNE 22, 1999.

                     WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission (the "Commission"). You can inspect and copy that information at the public reference room of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549. You may call the Commission at 1-800-SEC-0330 for more information about the public reference room. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us,that file reports with the Commission electronically. The Commission's Internet address is http://www.sec.gov. We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933. The registration statement contains additional information about us and our securities. You may inspect the registration statement and exhibits without charge at the Commission's public reference room, and you may obtain copies from the Commission at prescribed rates.

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to documents on file with the Commission. Certain information that we currently have on file is incorporated by reference and is an important part of this prospectus. Certain information that we file later with the Commission will automatically update and supersede this information.

     We incorporate by reference the following documents that we have filed with the Commission pursuant to the Exchange Act of 1934:

* Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (filed March 31, 1999);

* Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 (filed May 14, 1999);

*    Current Report on Form 8-K filed with the Commission on April 29, 1999;

* Description of our common stock set forth in our registration statement on Form 8-A under the Exchange Act dated November 12, 1997
     (filed November 17, 1997); and

* All documents filed by us with the Commission pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

     At your request, we will provide you with a free copy of any of these filing (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies by writing or telephoning us at:

                      OMNI Energy Services Corp.
                         4500 NE Interstate 49
                       Carencro, Louisiana 70520
                        Attn: John H. Untereker
                            (318) 896-6664

     YOU SHOULD RELY ONLY ON INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

              NOTICE REGARDING FORWARD-LOOKING STATEMENT

     Certain statements made in or incorporated by reference into this prospectus that are not historical fact are "forward-looking statements" as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may include, without limitation:

     . statements regarding our business strategy, plans and objectives;

     . statements expressing our beliefs and expectations regarding future demand for our seismic services and other events and conditions that may influence demand for our services and our performance in the future; and

     . statements concerning our business strategy and expectations, industry conditions, market position, future operations, margins, profitability, liquidity and capital resources.

     Also, you can generally identify forward-looking statements by such terminology as "may," "will," "expect," "believe," "anticipate," "project," "estimate" or similar expressions. Such statements are based on certain assumptions and analyses made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate. We caution you that such statements are only predictions and not guarantees of future performance and that actual results, developments and business decisions may differ from those envisioned by the forward-looking statements.

     All phases of our operations are subject to a number of uncertainties, risks and other influences, many of which are beyond our control. Any one of such influences, or a combination, could materially affect the accuracy of the forward-looking statements and the projections on which the statements are based. Some important factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements are discussed under the heading "Risk Factors" below.


                             RISK FACTORS

     IN EVALUATING A POTENTIAL INVESTMENT IN THE SHARES OFFERED BY THIS PROSPECTUS, YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS AS WELL AS THE OTHER INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

WE DEPEND ON THE OIL AND GAS INDUSTRY; INDUSTRY VOLATILITY.

     Our business depends in large part on the conditions of the oil and gas industry, and specifically on the capital expenditures of our customers. As a result of the recent decline in oil and gas prices, the level of overall oil and gas industry activity has declined from levels experienced in recent years. If our customers' capital spending continues to decrease in line with overall recent industry trends, it will likely have a significant adverse effect upon the demand for our services and the results of our operations and cash flows.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY.

     We compete with several other providers of seismic drilling, survey and aviation support services. Competition among seismic contractors historically has been and will continue to be intense. Competitive factors have in recent years included price, crew experience, equipment availability, technological expertise and reputation for quality and dependability. Our revenues and earnings may be affected by the following factors:

     .     changes in competitive prices;

     .     fluctuations in the level of activity and major markets;

     .     general economic conditions; and

     .     governmental regulation.

     Additionally, certain of our competitors operate more crews than we do and have substantially greater financial and other resources. These larger and better financed operators could enjoy an advantage over us if the competitive environment for contract awards shifts to one characterized principally by intense price competition.

RAPID GROWTH INVOLVES RISKS.

     We have grown rapidly  over the last several years through internal growth
and acquisitions  of  other companies.   It  will be important for  our  future
success to manage our rapid growth and this will demand increased responsibility for management personnel. The following factors could present difficulties to us:

     .     the lack of sufficient executive-level personnel;

     .     increased administrative burdens; and

     . the increased logistical problems of large, expansive operations.

     If we do not manage these potential difficulties successfully, they could have a material adverse effect on our financial condition and results of operations.

WE DEPEND ON A FEW SIGNIFICANT CUSTOMERS.

     We derive a significant amount of our revenue from a small number of major and independent oil and gas companies. Our inability to continue to perform services for a number of our large existing customers,if not offset by sales to new or other existing customers, could have a material adverse effect on our business and operations.

OUR OPERATIONS ARE SUBJECT TO SIGNIFICANT OPERATING RISKS.

     Our seismic operations are subject to risks of injury to personnel and loss of equipment. Our crews often conduct operations in extreme weather, in difficult terrain that is not easily accessible, and under other hazardous conditions. In addition,our aviation operations are subject to numerous hazards inherent in the operation of helicopters and airplanes. These hazards include adverse weather conditions, crashes, collisions and fires, all of which may result in injury to personnel or loss of equipment. While we have insurance policies that protect us against liabilities that may be incurred in the ordinary course of our business, we are unable to insure fully against all possible loss or liability. We do noT carry business interruption insurance with respect to our operations.

FUTURE TECHNOLOGICAL ADVANCES COULD IMPAIR OPERATING ASSETS OR REQUIRE SUBSTANTIAL UNBUDGETED CAPITAL EXPENDITURES.

     We compete in a capital intensive business. The development of seismic data acquisition and processing equipment has been characterized by rapid technological advancements in recent years, and this trend may continue. Manufacturers of seismic equipment may develop new systems that have competitive advantages over systems now in use that could render our current equipment obsolete or require us to make significant unplanned capital expenditures to maintain our competitive position. Under such circumstances, there can be no assurance that we would be able to obtain necessary financing on favorable terms.

INTERNATIONAL OPERATIONS INVOLVE RISKS.

     Our international operations are subject to risks inherent in doing business in foreign countries. These risks include, but are not limited to:

     .     political changes;

     .     expropriation;

     .     currency restrictions and changes in currency exchange rates;

     .     taxes; and

     .     boycotts and other civil disturbances.

     Although it is impossible to predict the likelihood of such occurrences or their effect on our operations, our management believes that these risks are acceptable. However, the occurrence of any one of these events could have a material adverse effect on our operations.

OUR OPERATIONS ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION.

     Our seismic and aviation operations are subject to extensive governmental regulation. These laws and regulations govern, among other things, operations in wetlands, the handling of explosives and the operation of commercial aircraft. We are also required by various governmental agencies to obtain certain permits, licenses and certificates. To date, we believe that we possess all permits, licenses and certificates material to the operation of our business. The loss by us of any of the licenses required for our operation could have a material adverse effect on our operations. Additionally, the modification of existing laws or regulations or the adoption of new laws or regulations affecting the oil and gas industry could have a material adverse impact on us.

WE DEPEND ON KEY PERSONNEL.

     We  depend  on the  continued services of our executive officers and other
key management personnel.   If  we would  lose any of  these officers or  other
management personnel, this could adversely affect our operations.

ONE SHAREHOLDER HAS SUBSTANTIAL CONTROL OVER OUR AFFAIRS.

     Advantage Capital Corporation and its affiliates beneficially own approximately 50% of our outstanding common stock. Additionally, two members of our board of directors are affiliates of Advantage Capital. As a result, Advantage Capital has the ability to substantially influence our management and affairs and all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a merger, consolidation or sale of substantially all of our assets. This may have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination.

                              THE COMPANY

     We are an oilfield supply company that specializes in providing an integrated range of onshore seismic drilling, helicopter support and survey services to geophysical companies operating in logistically difficult and environmentally sensitive terrain in the United States.

     Our primary market is the marsh, swamp, shallow water and contiguous dry land areas along the U.S. Gulf coast, primarily in Louisiana and Texas. In these areas, which we call the transition zone, we are the leading provider of seismic drilling services. In late 1997, we commenced operations in the mountainous regions of the Western United States, and in 1998, we extended our operations into Canada and Bolivia. In early 1999 we began operations in Ecuador, Peru, Brazil and Argentina. Our customers are primarily geophysical companies, although in many cases oil and gas companies participate in determining which drilling, survey or aviation company will be used on their seismic projects.

     We own and operate an extensive fleet of specialized seismic drilling and transportation equipment for use in the transition zone, and we fabricate much of this equipment for our use. We believe that we are the only company that currently can both provide an integrated range of seismic drilling, helicopter support and survey services in all of the varied terrains of the transition zone and simultaneously support operations for multiple, large-scale seismic projects.

     Our business was founded in 1987 by our chairman of the board, David A. Jeansonne, and in July 1996, OMNI Geophysical L.L.C. acquired substantially all of the assets of this business. In 1997, OMNI Geophysical L.L.C. acquired several related business, including the companies that ultimately became our aviation and survey divisions.

     Our company was formed as a Louisiana corporation in September 1997. In December 1997, all of the holders of common units in OMNI Geophysical L.L.C. exchanged their common units for shares of our common stock and we completed an initial public offering of our common stock. The mailing address of our executive offices is 4500 NE Interstate 49, Carencro, Louisiana 70520. Our telephone number is (318) 896-6664.

                            USE OF PROCEEDS

     We will not receive any proceeds from the sales of shares by the selling shareholder.

                          SELLING SHAREHOLDER

     The 80,000 shares of our common stock being offered pursuant to this prospectus were issued to the selling shareholder, Edwin Waldman Attie, in connection with the formation of a joint venture among our company, one of our subsidiaries and the selling shareholder. Since the formation of the joint venture in July 1998, the selling shareholder has served as its president.

     As of June 14, 1999, the selling shareholder owned 155,947 shares (0.98%) of our common stock. After completion of this offering the selling shareholder will own 75,947 shares (0.46%) of our common stock.

                         PLAN OF DISTRIBUTION

     The selling shareholder may offer and sell his shares of our common stock offered pursuant to this prospectus from time to time in ordinary brokerage transactions on the Nasdaq National Market or any other principal securities exchange on which our common stock is then trading at prices prevailing at the time of such sales, and from time to time, the selling shareholder may engage in short sales, or short sales against the box, of these shares of our common stock.

     The selling shareholder will not be authorized to use this prospectus for any offer or sale of the shares of our common stock without first providing prior notice to us and obtaining our consent.

     Brokers executing orders are expected to charge normal commissions, and the proceeds to the selling shareholder will be net of brokerage commissions. The selling shareholder will pay all brokerage commissions. We will pay all expenses of preparing and reproducing this prospectus, but will not receive any part of the proceeds of the sale of any shares of our common stock offered pursuant to this prospectus.

     In connection with the sales, the selling shareholder and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act of 1933.


LEGAL MATTERS

     The validity of the shares of our common stock being offered hereby will be passed upon for us by Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., New Orleans, Louisiana.


EXPERTS

     The consolidated balance sheets of OMNI Energy Services Corp. and subsidiaries, formerly OMNI Geophysical,L.L.C. and successor to OMNI Geophysical Corporation ("Predecessor") as of December 31, 1998 and 1997, and the related consolidated statements of income, cash flows and changes in equity for the years ended December 31,1998 and 1997 and the 165-day period ended December 31, 1996 and the consolidated statements of income, cash flows and changes in
equity  for  the  201-day  period   ended  July  19, 1996  of  the  Predecessor
incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

   ========================               =========================

Prospective investors may rely
only on the information contained
in this prospectus.  OMNI Energy
Services Corp. has not authorized                   OMNI
anyone to provide prospective                  ENERGY SERVICES
investors with different or                         CORP.
additional information. This
prospectus is not an offer to
sell, nor is it seeking an offer
to buy these  securities in any           -------------------------
jurisdiction where the offer is
not permitted. The information
contained in this prospectus is
correct only as of the date of                   PROSPECTUS
this prospectus,regardless of
the time of the delivery of this
prospectus or any sale of these
securities.

  -------------------------               -------------------------

      TABLE OF CONTENTS

                           PAGE
                           ----           -------------------------
Where You Can Find More                          Common Stock
Information..............    2                 ($0.01 par value)
                                          -------------------------
Notice Regarding Forward-
Looking Statements.......    3

Risk Factors.............    3

The Company..............    7

Use of Proceeds..........    8

Selling Shareholder......    8

Plan of Distribution.....    8

Legal Matters............    8

Experts..................    8                  June 22, 1999


  =========================               =========================

                                   PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated fees and expenses payable by us in connection with the issuance and distribution of the common stock of OMNI Energy Services Corp. (the "Company") registered hereunder are as follows:

            Securities and Exchange Commission
              registration fee........................  $     96
            Legal fees and expenses...................     5,000
            Accounting fees and expenses..............     5,000
                                                        --------
                 Total                                  $ 10,096
                                                        ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      As permitted by Louisiana law, the Company's Articles of Incorporation contain certain provisions eliminating the personal liability of the directors and officers to the Company and its shareholders for monetary damages for breaches of their fiduciary duties as directors or officers, except for (i) a breach of a director's or officer's duty of loyalty to the Company or to its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or stock repurchases or redemptions that are illegal under Louisiana law and (iv) any transaction from which he or she receives an improper personal benefit. In addition, the Articles of Incorporation provide that if Louisiana law is amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of the directors or officers shall be eliminated or limited to the fullest extent permitted by Louisiana law, as amended. These provisions pertain only to breaches of duty by directors or officers in such capacities and limit liability only for breaches of fiduciary duties under Louisiana corporate law and not for violations of other laws such as the federal securities laws.

      The Company's By-laws require the Company to indemnify its directors and officers against certain expenses and costs, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which they were made parties by reason of being or having been directors and officers, subject to certain conditions and limitations.

      In addition, each of the Company's directors and executive officers has entered into an indemnity agreement with the Company, pursuant to which the Company has agreed under certain circumstances to purchase and maintain directors' and officers' liability insurance. The agreements also provide that the Company will indemnify the directors and executive officers against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director or executive officer by reason of his position as a director or executive officer that are in excess of the coverage provided by such insurance; provided that the director or executive officer meets certain standards of conduct. Under the indemnity agreements, the Company is not required to purchase and maintain directors' and officers' liability insurance if it is not reasonably available or, in the reasonable judgment of the Board of Directors, there is insufficient benefit to the Company from the insurance.

ITEM 16.  EXHIBITS.

        4.1 - Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-36561)).


        4.2 - By-laws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

        4.3 - Specimen of Common Stock certificate (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-365561)).

          5 - Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre,
              L.L.P.

       23.1 - Consent of Arthur Andersen LLP

       23.2 - Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).

         24 - Power of Attorney (included in the signature pages to this Registration Statement).


ITEM 17.  UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed
in the Act  and is, therefore, unenforceable.   In the  event  that a claim for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carencro, State of Louisiana, on June 15, 1999.

                                          OMNI ENERGY SERVICES CORP.


                                          By:      /S/  ROBERT F. NASH
                                              ---------------------------------
                                                Robert F. Nash
                                                President and Chief Executive
                                                Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert F. Nash and John H. Untereker, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



        SIGNATURE                        TITLE                      DATE
        ---------                        -----                      ----


/S/  ROBERT F. NASH          President and Chief Executive      June 15, 1999
--------------------------              Officer
Robert F. Nash


/S/  JOHN H. UNTEREKER       Executive Vice President and       June 15, 1999
--------------------------      Chief Financial Officer
John H. Untereker         (Principal Financial and Accounting
                                       Officer)
                                     and Director



/S/  DAVID A. JEANSONNE                Director                 June 15, 1999
--------------------------
David A. Jeansonne

                                                                June 15, 1999
/S/  STEVEN T. STULL                   Director
--------------------------
Steven T. Stull


/S/  CRICHTON W. BROWN                 Director                 June 15, 1999
--------------------------
Crichton W. Brown


/S/  WILLIAM W. RUCKS, IV              Director                 June 15, 1999
--------------------------
William W. Rucks, IV


/S/  ROGER E. THOMAS                   Director                 June 15, 1999
--------------------------
Roger E. Thomas


/S/  ALLEN R. WOODARD                  Director                 June 15, 1999
--------------------------
Allen R. Woodard

                                 EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION
--------    --------------

4.1 - Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-36561)).

4.2 - By-laws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

4.3 - Specimen of Common Stock certificate (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-365561)).

5           - Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre,
            L.L.P.

23.1        - Consent of Arthur Andersen LLP

23.2 - Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).

24 - Power of Attorney (included in the signature pages to this Registration Statement).